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                                                                    EXHIBIT 10.1

                               SERIES C-1 AND C-2
                 PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

     This Series C-1 and C-2 Preferred Stock and Warrant Purchase Agreement (the "Agreement") is made as of May 23, 2003, by and between Genaera Corporation, a Delaware corporation with its principal place of business located at 5110 Campus Drive, Plymouth Meeting, Pennsylvania 19462 (the "Company"), and the parties listed on the "Schedule of Purchasers" attached hereto as Schedule 1 (each, a "Purchaser" and collectively, the "Purchasers").

                                   WITNESSETH:

     WHEREAS, in connection herewith, the Purchasers have agreed to purchase and the Company has agreed to sell (A) up to two thousand five hundred (2,500) shares of the Company's Series C-1 Convertible Preferred Stock, par value $.001 per share, (B) up to two thousand five hundred (2,500) shares of the Company's Series C-2 Convertible Preferred Stock, par value $.001 per share, and (C) Warrants (as defined below) to purchase up to 2,000,000 shares of Common Stock (as defined below), on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the adequacy of which is hereby affirmed, the parties, intending to be legally bound, hereby agree as follows.

     1.  Authorization and Issuance.

         1.1 Authorization of Shares and Warrants. Subject to the terms and conditions of this Agreement, the Company has authorized the sale and issuance of (i) up to two thousand five hundred (2,500) shares (the "Series C-1 Shares") of its Series C-1 Convertible Preferred Stock, par value $.001 per share (the "Series C-1 Preferred Stock"), having the rights, preferences, privileges and restrictions set forth in the Series C-1 Certificate of Designations, Preferences and Rights of Series C-1 Preferred Stock in substantially the form attached hereto as Exhibit A (the "C-1 Certificate of Designations"), (ii) up to two thousand five hundred (2,500) shares (the "Series C-2 Shares" and collectively with the Series C-1 Shares, the "Shares") of its Series C-2 Convertible Preferred Stock, par value $.001 per share (the "Series C-2 Preferred Stock" and together with the Series C-1 Preferred Stock, the "Series C Preferred Stock"), having the rights, preferences, privileges and restrictions set forth in the Series C-2 Certificate of Designations, Preferences and Rights of Series C-2 Preferred Stock in substantially the form attached hereto as Exhibit B (the "C-2 Certificate of Designations" and together with the C-1 Certificate of Designations, the "Certificates of Designations"), (iii) warrants in substantially the form attached hereto as Exhibit C to purchase up to 1,500,000 shares of Common Stock upon exercise ("May Warrants"), and (iv) warrants in substantially the form attached hereto as Exhibit D to purchase up to 500,000 shares of Common Stock upon exercise ("November Warrants" and together with the May Warrants, the "Warrants").

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         1.2  Issuance and Purchase of Shares and Warrants. Subject to the terms and conditions hereof, the Company will sell to the Purchasers, severally and not jointly, and the Purchasers will buy from the Company in the amounts specified on Schedule A hereto, severally and not jointly, up to (a) two thousand five hundred (2,500) Series C-1 Shares , (b) two thousand five hundred (2,500) Series C-2 Shares, (c) May Warrants to purchase 1,500,000 shares of Common Stock at an exercise price of $1.37 per share of Common Stock, subject to adjustments as set forth therein, and (d) November Warrants to purchase 500,000 shares of Common Stock at an exercise price of $1.37 per share of Common Stock, subject to adjustments as set forth therein. In consideration for the Shares and Warrants the Purchasers shall pay the Company in United States dollars the aggregate purchase price of up to five million dollars ($5,000,000) in the amounts as specified on Schedule 1. Schedule 1 sets forth the number of Shares and Warrants each Purchaser shall purchase and the Company shall sell. The Company's agreements with each of the Purchasers are separate agreements, and the sales to each of the Purchasers are separate sales.

     2. The Closing. The completion of the purchase and sale of the Shares and Warrants (the "Closing") shall occur immediately following the satisfaction of all of the conditions precedent in Sections 3.1 and 3.2 herein, at the offices of Dechert LLP, 1717 Arch Street, Philadelphia, Pennsylvania 19103, or such other time or place as may be agreed upon by the Company and the Purchasers (the "Closing Date"). At the Closing, the Company shall deliver to the Purchasers one or more stock certificates for the Shares and Warrants, registered in the Purchasers' name, representing their respective number of Shares and Warrants to be purchased by the Purchasers against payment of the purchase price therefor, by wire transfer in immediately available funds, per the Company's instructions.

     3.  Conditions to Closing.

         3.1 Obligation of Purchasers. The obligation of the Purchasers to purchase and pay for the Shares and Warrants at the Closing is subject to the satisfaction as of the Closing of the following conditions, any one or more of which may be waived in writing by the Purchasers:

              (i) (A) the accuracy in all material respects of the representations and warranties made by the Company herein that are not qualified by materiality, (B) the accuracy in all respects of the representations and warranties made by the Company herein that are qualified by materiality, and (C) the fulfillment in all material respects of those undertakings of the Company to be fulfilled prior to the Closing;

              (ii) the purchase of the Shares and Warrants by the Purchasers hereunder shall not be prohibited by any applicable law or governmental rule or regulation;

              (iii) the Certificates of Designations shall have been filed in the office of the Secretary of State of the State of Delaware;

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              (iv)  the Company shall have caused the delivery to the Purchasers of stock certificates representing each Purchaser's ownership of the Shares (the "Series C-1 and C-2 Certificates") and Warrants set forth on Schedule 1;

              (v) the Purchasers shall have received from Dechert LLP, counsel to the Company, an opinion addressed to the Purchasers in a form reasonably acceptable to Purchaser's counsel; and

              (vi) the Company shall have obtained all necessary "Blue Sky" law permits and qualifications, or have available exemptions therefrom, required by any state for the offer and sale of the Shares and Warrants and the underlying Conversion Shares.

         3.2 Obligation of Company. The Company's obligation to complete the purchase and sale of the Shares and Warrants and deliver the Series C-1 and C-2 Certificates and Warrants to the Purchasers at the Closing shall be subject to the following conditions, any one or more of which may be waived in writing by the Company:

              (i) receipt by the Company by wire transfer in immediately available funds in the amount representing the full amount of the purchase price for the Shares and Warrants being purchased by such Purchaser set forth on Schedule 1;

              (ii) (A) the accuracy in all material respects of the representations and warranties made by the Purchasers which are not qualified by materiality, (B) the accuracy in all respects of the representations and warranties made by the Purchasers which are qualified by materiality, and (C) the fulfillment in all material respects of those undertakings of the Purchasers to be fulfilled prior to the Closing; and

              (iii) the Company shall have obtained all necessary "Blue Sky" law permits and qualifications, or have available exemptions therefrom, required by any state for the offer and sale of the Shares and Warrants and the underlying Conversion Shares.

     4.  Representations and Warranties of the Company. Except as set forth on
Schedule 2 attached hereto, the Company represents and warrants to the Purchasers as of the date hereof as follows:

         4.1 Organization and Standing. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to conduct its business as described in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission (the "SEC"). The Company is qualified to do business as a foreign corporation in the Commonwealth of Pennsylvania and there are no other jurisdictions in which its ownership or lease of property or conduct of its business requires such qualification, except where the failure to be so organized or in good standing would not be reasonably likely to have a material adverse effect on the business, financial condition or results of operations of the Company.

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         4.2  Authorized and Issued Capital Stock. The authorized capital stock of the Company, upon the filing of the Certificates of Designations, will consist of (i) 75,000,000 shares of Common Stock, of which 35,666,491 shares are issued and outstanding as of the date hereof, and (ii) 9,211,031 shares of preferred stock, $.001 par value per share (the "Preferred Stock"), of which (a) 80,000 shares have been designated "Series A Convertible Preferred Stock," and of which 888 shares of Series A Convertible Preferred Stock are issued and outstanding as of the date hereof and the Closing Date (b) 10,000 shares have been designated "Series B Convertible Preferred Stock," and all of which shares of Series B Convertible Preferred Stock are issued and outstanding as of the date hereof, (c) 2,500 shares have been designated "Series C-1 Convertible Preferred Stock," and (d) 2,500 shares have been designated "Series C-2 Convertible Preferred Stock". The Series C Preferred Stock shall have the rights, preferences, privileges and restrictions set forth in the Certificates of Designations. Immediately prior to the Closing, there are no outstanding shares of Series C Preferred Stock. All of the outstanding shares of Common Stock and Preferred Stock were duly authorized and validly issued and are fully paid and non-assessable shares. The Company has reserved 5,000 shares of Series C Preferred Stock for issuance hereunder, and 7,000,000 shares of Common Stock for issuance upon conversion of the Series C Preferred Stock and the exercise of the Warrants (collectively, the "Conversion Shares"). Except as disclosed in the SEC Documents (as defined below), there are no options, warrants or other rights to purchase or acquire any of the Company's authorized and unissued capital stock.

         4.3 Due Authorization, Execution, Delivery and Performance of the Agreement. The execution, delivery and performance of the Agreement by the Company, including, but not limited to, the issuance and sale of the Shares and Warrants and the issuance of the Conversion Shares in accordance with the provisions of the Certificates of Designations, (i) have been duly authorized by all requisite corporate action by the Company, including by its directors and shareholders to the extent required under the Delaware General Corporation Law and applicable Nasdaq rules, and (ii) will not violate (a) any law or the Certificate of Incorporation, as amended (the "Certificate of Incorporation") or the Amended and Restated Bylaws (the "Bylaws") of the Company, or (b) any provision of any indenture, mortgage, agreement, contract or other instrument to which the Company is a party or by which the Company or any of its properties or assets is bound as of the date hereof, or result in a breach of or constitute (upon notice or lapse of time or both) a default under any such indenture, mortgage, agreement, contract or other instrument or result in the creation or imposition of any lien, security interest, mortgage, pledge, charge or other encumbrance upon any properties or assets of the Company, except where any such breach, default, lien or encumbrance would not be reasonably likely to have a material adverse effect on the business, financial condition or results of operations of the Company. The Company has no subsidiaries and does not own or control any equity interest in any corporation, association or other business entity. Upon their execution and delivery, and assuming the valid execution thereof by the Purchasers, the Agreement will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification and contribution agreements of the Company in Section 6.3 hereof may be legally unenforceable.

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         4.4  Issuance, Sale and Delivery of the Shares and Warrants and the
Conversion Shares. When issued and paid for, the Shares and Warrants to be sold hereunder by the Company will be validly issued and outstanding, fully paid and non-assessable, free and clear of any liens, charges, claims or other encumbrances. When issued in compliance with the provisions of the Certificate of Designation, the Conversion Shares will be validly issued and outstanding, fully paid and non-assessable, free and clear of any liens, charges, claims or other encumbrances. The Shares and Warrants and the Conversion Shares shall not entitle the holders of the outstanding capital stock of the Company to preemptive, anti-dilutive or other rights to subscribe to or acquire Common Stock or other securities of the Company; provided, however, that the Shares and Warrants and the Conversion Shares will be subject to restrictions on transfer under state and/or federal securities laws and restrictions set forth in Section 6 hereof.

         4.5 Exemption from Registration. Assuming the accuracy of the Purchasers' representations and warranties set forth in Section 5 hereof, the offer, issuance and sale of the Shares, Warrants and Conversion Shares pursuant to this Agreement and the issuance of the Conversion Shares upon conversion of the Shares or exercise of the Warrants, respectively, will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act" or "Act").

         4.6 Intellectual Property. The Company has title and ownership of, or rights to use, all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted without any conflict with or infringement of the rights of others, except as would not have a material adverse effect on the Company. The Company is not bound by or a party to any material options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. Except as disclosed in the SEC Documents, the Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade proprietary rights of any other person or entity. To the best knowledge of the Company, no other person or entity is infringing or violating any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for the Company's business as now conducted. To the best knowledge of the Company, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which the Company or any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

         4.7 Litigation. There are no actions, suits, proceedings or investigations pending or, to the Company's knowledge, threatened against the Company or its properties before any court or governmental agency which the Company's management believes is likely to have a material adverse effect on the Company or its prospects. The foregoing includes, without limitation, actions pending or, to the Company's knowledge, threatened involving governmental entities, the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to any SEC investigation (formal or informal, to the extent the SEC has notified the Company of such investigation) or the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

         4.8 Material Agreements. All of the contracts and agreements to which the Company is a party and which are in effect as of December 31, 2002 and which the Company considers to be material are listed as exhibits to the Company's Form 10-K for the period ended December 31, 2002. Any contracts and agreements to which the Company became a party between January 1, 2003 and the date hereof and which the Company considers to be material are set forth on Schedule 2 hereto. All such contracts and agreements are valid, binding and in full force and effect in all material respects, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and the Company has not received any written indication of an intention to terminate any such contract or agreement by any of the parties to any such contract or agreement.

         4.9 Additional Information. The Company represents and warrants that the information contained in the following documents (the "SEC Documents"), copies of which have been furnished to the Purchasers, was true and correct in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein in light of the circumstances under which they were made, not misleading as of their respective dates:

              (i)   the Company's 2002 annual report to stockholders;

              (ii) the Company's annual report on Form 10-K for the year ended December 31, 2002 (without exhibits);

              (iii) the notice of annual meeting of stockholders and proxy statement for the Company's 2003 annual meeting of stockholders held on May 15, 2003;

              (iv) the Company's quarterly report on Form 10-Q for the first quarter ended March 31, 2003 (without exhibits); and

              (v) all other documents, if any, filed by the Company with the SEC since December 31, 2002, pursuant to the reporting requirements of the Exchange Act (as defined below).

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As of its filing date, each SEC Document complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be. As of the date hereof and the Closing, since December 31, 2002, the Company has filed with the SEC all reports which it is required to file and amended any existing reports as required under applicable SEC rules and regulations under the Exchange Act.

         4.10 Financial Statements. The audited financial statements and unaudited interim financial statements of the Company included in the SEC Documents fairly present, in all material respects the financial position of the Company as of the dates thereof and its results of operations and cash flows for the periods then ended (subject to normal year-end adjustments and to the omission of certain footnotes required by GAAP in the case of any unaudited interim financial statements). The Company has no liabilities or obligations, absolute or contingent, that are required by GAAP or SEC rules to be set forth in such financials, that have not been so set forth.

         4.11 Compliance with Other Instruments, None Burdensome, Etc. The Company is not in violation of: (i) any term of its Certificate of Incorporation, or its Bylaws; (ii) in any material respect, any term or provision of any mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree; and (iii) to the best of its knowledge, any order, statute, rule or regulation applicable to the Company except for such violations that would not, individually or in the aggregate, have a material adverse effect on the Company. The execution, delivery and performance of and compliance with this Agreement, and the issuance of the Shares and Warrants and the Conversion Shares, have not resulted and will not result in any violation of, or conflict with, or constitute a default under, the Company's Certificate of Incorporation or its Bylaws, and have not and will not result in any material violation of, or conflict with, or constitute a material default under, any of its agreements nor result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company.

         4.12 Governmental Regulations, Etc. Except as required pursuant to the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and state securities laws, the Company is not subject to any federal or state law or regulation limiting its ability to execute and deliver this Agreement, or to offer, sell or issue the Shares, Warrants or the Conversion Shares, or to consummate any other transaction contemplated hereby, other than
(i) the filing of the Certificates of Designations in the office of the Secretary of State of the State of Delaware prior to the Closing and (ii) the qualification (or taking of such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Shares and Warrants and the Conversion Shares under applicable "Blue Sky" laws, which filings and qualifications, if required, will be accomplished in a timely manner.

         4.13 No Material Change. Except as specifically set forth in this Agreement or in the SEC Documents, as of the date hereof since December 31, 2002: (a) the Company has not entered into any transaction that was not in the ordinary course of business; (b) there has been no material adverse change in the condition (financial or otherwise) of the business, prospects, property, assets or liabilities of the Company; (c) there has been no damage to, destruction of or loss of physical property (whether or not covered by insurance) materially and adversely affecting the assets, financial condition, operating results, prospects, business or operations of the

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Company; (d) the Company has not declared or paid any dividend or made any distribution on its stock, or redeemed or purchased or otherwise acquired any of its stock or incurred any material tax liability; (e) the Company has not changed any compensation arrangement or agreement with any of its key employees or executive officers, or changed the rate of pay of its employees as a group, other than in the ordinary course of business; (f) the Company has not received notice that there has been a loss of a material customer of the Company; (g) the Company has not changed or amended any contract by which the Company or any of its assets are bound or subject that would have a material adverse effect on the Company; (h) there has been no resignation or termination of employment of any officer or key employee of the Company, and the Company does not know of any impending resignation or termination of employment of any such officer or key employee that if consummated would have a material adverse effect on the Company; (i) there has been no labor dispute involving the Company or any of its employees and, to the knowledge of the Company, none is pending or threatened;
(j) there has been no material and adverse change in the contingent obligations of the Company (nor in any material contingent obligation of the Company regarding any director, stockholder or key employee or officer of the Company) by way of guaranty, endorsement, indemnity, warranty or otherwise; (k) there have been no loans or guarantees in excess of $15,000 made by the Company to any of its employees, officers or directors other than travel advances and other advances made in the ordinary course of business; (l) there has been no waiver by the Company of a valuable right or of a debt owing to the Company that would have a material adverse effect on the Company; (m) there has not been any satisfaction or discharge of any material lien, claim or encumbrance or any payment of any material obligation by the Company except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company; (n) the Company has not sold or transferred any patent, service mark, trade name, copyright, trade secret or proprietary right necessary for its business; and (o) there has been no other event or condition of any character that would have a material adverse effect on the Company.

         4.14 Listing of Common Stock. The Conversion Shares will, upon issuance, be listed on the Nasdaq Small Cap Market.

         4.15 Disclosure. No representation or warranty made by the Company in this Agreement, any schedule or exhibit hereto, or any certificate delivered hereunder, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

     5.  Representations and Warranties of the Purchasers.

         5.1 The Purchasers, severally and not jointly, each represent and warrant to, and covenant with, the Company that: (i) each Purchaser, taking into account the personnel and resources each can practically bring to bear on the purchase of the Shares and Warrants contemplated hereby, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in equity securities presenting an investment decision like that involved in the purchase of the Shares and Warrants, including investments in equity securities issued by early-stage biotechnology companies such as the Company; (ii) each Purchaser or each of their counsel, accountants or other investment advisors have requested, received, reviewed and considered (or the Company has made available to them) all information requested by them in connection with the Purchasers' decision to purchase the Shares and Warrants; (iii) each Purchaser is acquiring the Shares and Warrants for its own account, for investment only and with no present intention of distributing any of the Shares and Warrants in violation of the Securities Act, and there is no arrangement or understanding with any other persons regarding the distribution of such Shares and Warrants in violation of the Securities Act; (iv) each Purchaser will complete or cause to be completed promptly, and in any event within 7 days of the date hereof, the Registration Statement Questionnaire, attached hereto as Appendix I, for use in preparation of a Registration Statement (as defined below) and the answers thereto will be true, correct and complete in all material respects as of the date completed and will be true, correct and complete in all material respects as of the effective date of a Registration Statement; (v) each Purchaser has, in connection with its decision to purchase the Shares and Warrants, relied solely upon the SEC Documents and the representations and warranties of the Company contained herein, as well as any investigation of the Company completed by the Purchasers or their counsel, accountants or other investment advisers; (vi) each Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act; (vii) the addresses of the Purchasers set forth on the preamble hereto is the Purchasers' principal business address, upon which the Company may rely for the purpose of complying with applicable "Blue Sky" laws; and (viii) each Purchaser is able to bear the economic risk of an investment in the Shares and Warrants.

         5.2 The Purchasers will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares, the Warrants or the Conversion Shares, except in compliance with the Securities Act, and the rules and regulations promulgated thereunder and by the provisions of Section 6 hereof. Prior to conversion or exercise, as the case may be, of all the Shares and Warrants into the Conversion Shares in accordance with the Certificates of Designations, each Purchasers represent that it will not have any short positions in the Company's Common Stock and will not deliver Conversion Shares to cover any short positions taken prior to such conversion or exercise, as the case may be, of all the Shares and Warrants. Each Purchaser hereby covenants not to make any sale of the Conversion Shares under a Registration Statement without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied, and each Purchaser acknowledges and agrees that such Conversion Shares that are to be resold by any of the Purchasers pursuant to a Registration Statement are not transferable on the books of the Company unless the certificate submitted to the transfer agent evidencing the Conversion Shares is accompanied by a separate officer's certificate (i) in the form of Appendix II hereto, (ii) executed by an officer of each of the Purchasers or by an authorized person designated by such Purchaser (which certificate shall not be unreasonably withheld), and (iii) to the effect that the Conversion Shares have been sold pursuant to and in accordance with the Registration Statement and the requirement of delivering a current prospectus are being satisfied. Each Purchaser acknowledges that there occasionally may be times when the Company must, in good faith, and subject to the limitations set forth below in this
Section 5.2 and in Section 6.1(viii)(F) herein, suspend the use of the prospectus forming a part of a Registration Statement until such time as an amendment to such Registration Statement has been filed by the Company and declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Exchange Act; however in all such cases the Company shall use its commercially reasonable efforts to file all amendments and reports necessary for the effectiveness of the Registration Statement. Each Purchaser hereby covenants that it will not sell any Conversion Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Purchasers notice of the suspension of the use of said prospectus and ending at the time the Company gives the Purchasers notice that the Purchasers may thereafter effect sales pursuant to said prospectus. The Company shall only be able to suspend the use of said prospectus for two periods aggregating no more than ninety (90) business days in any twelve-month period, of which no individual period shall be longer than forty-five (45) consecutive days; provided, however, that in no event shall the aggregate number of days pursuant to which the Company may suspend the use of a prospectus pursuant to this Section 5.2 and delay an underwritten public offering pursuant to Section 6.1(viii)(F) herein exceed ninety (90) days in any twelve-month period. Each Purchaser further covenants to notify promptly the Company of the sale of all of its Conversion Shares.

         5.3 Each Purchaser understands that although there currently is a public market for its Common Stock, Rule 144 promulgated under the Act ("Rule 144") requires, among other conditions, a one-year holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Act. Each Purchaser, severally, understands and hereby acknowledges that the Company is under no obligation to register the Shares, the Warrants or the Conversion Shares under the Act or any state securities or "Blue Sky" laws other than as set forth in Section 6 hereof. Each Purchaser, severally, agrees to hold the Company and its directors, officers, employees, controlling persons and agents and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of (i) any misrepresentation made by said Purchaser contained in this Agreement (including Appendix I and Appendix II herein), (ii) any sale or distribution by said Purchaser in violation of the Act or any applicable state securities or "Blue Sky" laws or (iii) any untrue statement of a material fact made by said Purchaser and contained herein.

         5.4 Each Purchaser hereby consents to and understands that the Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such securities):

              "The Shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. The Shares may not be sold or transferred in the absence of such registration or exemption therefrom.

              The Shares represented by this certificate and the rights of holders thereof are subject to certain restrictions on transfer and other restrictions, and the holder of the Shares represented by this certificate (including any holders) are bound by the terms of restrictions set forth in the Preferred Stock Purchase Agreement between the original Purchaser and the Company (copies of which may be obtained from the Company)."

         5.5 Each Purchaser, severally, further represents and warrants to, and covenants with, the Company that (i) such Purchaser has full right, power, authority and capacity to enter into the Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of the Agreement, and (ii) upon the execution and delivery of the Agreement, the Agreement shall constitute a valid and binding obligation of such Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         5.6 No representation or warranty made by each Purchaser in this Agreement, any schedule or exhibit hereto, or any certificate delivered hereunder, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

     6.  Registration of Shares.

         6.1  Registration Procedures and Expenses.

              (i) The Company shall as soon as practicable, but in no event later than June 30, 2003, prepare and file with the SEC a Registration Statement on such form deemed appropriate for the registration of the Common Stock by the SEC) (the "Initial Registration Statement") to register up to seven million (7,000,000) shares of the Conversion Shares for resale by the Purchasers ("Registrable Securities") and such Initial Registration Statement shall include the Plan of Distribution section set forth in Appendix I hereof or such other Plan of Distribution reasonably acceptable to the Company and Purchasers, and shall use commercially reasonable efforts to cause the Initial Registration Statement to become effective as soon as practicable thereafter; provided that the Company shall be obligated to include in the Initial Registration Statement or the Subsequent Registration Statement (as defined herein), as the case may be, the disposition of Conversion Shares held by a Record Transferee (as defined herein) only if the Purchaser transferring any Conversion Shares to a third party (the "Record Transferee") gives notice of such transfer to the Company and any such Record Transferee agrees in writing to be bound by the provisions of Section 7 hereof and this Section 6; if the Purchaser converts the Shares at any time as permitted or exercises the Warrants at any time as permitted, into Conversion Shares, and the number of such Conversion Shares is in excess of seven million (7,000,000) Conversion Shares, the Company shall as soon as practicable following such conversion prepare and file with the SEC a second Registration Statement to register such excess Conversion Shares for resale by the Purchasers (the "Subsequent Registration Statement," together with the Initial Registration Statement, the "Registration Statements" and, individually, a "Registration Statement"), and shall use commercially reasonable efforts to cause the Subsequent Registration Statement to become effective as soon as practicable thereafter;

              (ii) The Company shall promptly prepare and file with the SEC such amendments and supplements to a Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the Act and keep such Registration Statement effective until such date when either all of the Registrable Securities have been sold pursuant thereto or, by reason of Rule 144(k) of the SEC under the Securities Act or any other rule of similar effect, the Registrable Securities are no longer required to be registered for the sale thereof by the Purchasers in ordinary market transactions without imposition of any volume, manner of sale or other limitations (the "Registration Period");

              (iii) The Company shall promptly furnish to the Purchasers such number of preliminary and final copies of prospectuses in conformity with the requirements of the Securities Act and such other documents as the Purchasers may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Purchasers;

              (iv) The Company shall promptly file documents required of the Company for normal "Blue Sky" clearance for the disposition by the Purchasers and any Record Transferees of the Registrable Securities in such states as the Purchasers may reasonably request in writing to the Company, provided, however, that the Company shall not be required (i) to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented (unless the Company is already subject to service in such jurisdiction); (ii) provide any undertakings that cause the Company undue expense or burden; or (iii) make any change in its Certificate of Formation or Bylaws, except as may be required by the Act;

              (v) The Company shall promptly inform the Purchasers when any stop order has been issued with respect to a Registration Statement and use commercially reasonable efforts to promptly cause such stop order to be withdrawn;

              (vi) Except with respect to an underwritten offering as set forth in Section 6.1(viii) hereof, the Company shall bear all expenses in connection with the procedures in paragraphs (i) through (v) of this
         Section 6.1 and the registration of the Registrable Securities, other than fees and expenses, if any, of counsel or other advisers to the Purchasers or the other Purchasers and any direct expenses relating to the sale of the Registrable Securities by the Purchasers (including without limitation, broker's commissions, discounts or fees of any nature and transfer taxes or changes of any nature);

              (vii) A Questionnaire related to the Registration Statements to be completed by the Purchasers, including the Purchasers' approval of the "Plan of Distribution" section of the Registration Statement is attached as Appendix I to this Agreement. The Company may amend the Plan of Distribution section as necessary to comply with the requirements of the SEC, provided that, the Company shall send any such amendments to the Purchasers at least two (2) business days prior to the filing of the Registration Statement with the SEC for the Purchasers' approval, which shall not be unreasonably withheld and, in the absence of written objection prior to filing, shall be deemed to be an approval by the Purchasers of such amended section; and

              (viii) Recognizing that an underwritten public offering of the Conversion Shares may be mutually beneficial to the Company and the Purchasers, the Company agrees that if the Purchasers determine to sell the Conversion Shares by means of an underwritten public offering, the Company agrees to cooperate with the Purchasers and the underwriter to effectuate an underwritten public offering, including entering into an underwriting agreement in usual and customary form, subject to the following conditions and limitations:

                     (A) the Purchasers shall only be permitted to effect the resale of Conversion Shares through one (1) underwritten offering;

                     (B) the underwriter selected by the Purchasers shall be reasonably acceptable to the Company;

                     (C) the Company shall have the ability to include shares of Common Stock to be sold on its behalf in the offering subject to approval by the underwriters; provided that, if the total amount of shares of Common Stock requested by the Company to be included in the offering exceeds the amount of securities that the underwriters determine is compatible with the success of the offering, then only such number of shares of Common Stock to be sold on the Company's behalf shall be included as the underwriters determine will not jeopardize the success of the offering;

                     (D) the registration of the Conversion Shares to be offered in the underwriting shall be on a Registration Statement;

                     (E) the Purchasers shall not be permitted to resell Conversion Shares pursuant to an underwritten offering until it has converted or exercised, as the case may be, all of its Shares and Warrants and unless such offering is for at least 50% of the aggregate Conversion Shares issued to the Purchasers pursuant to all of its conversions or exercises, as the case may be, of Shares and Warrants;

                     (F) the Company shall be permitted to delay an underwritten offering requested by the Purchasers once in any twelve month period for a period not to exceed sixty (60) days if the Board of Directors of the Company determines that it would be detrimental to effect such an underwritten offering at such time; provided, however, that in no event shall the aggregate number of days pursuant to which the Company may suspend the use of a prospectus pursuant to Section 5.2 herein and delay an underwritten public offering pursuant to this Section 6.1(viii)(F) exceed ninety (90) days in any twelve-month period; and

                     (G) In connection with an underwritten offering of the Conversion Shares under this Section 6.1(viii), (i) the Purchasers and Company agree to equally split any and all incremental accounting fees and expenses and printing costs attributable solely to the underwritten offering, (ii) the Purchasers agree to bear any and all discounts, concessions, commissions or other compensation to be received by the underwriters applicable to the sale of their Shares, and (iii) each party hereto agrees to bear their respective counsel and auditor fees and expenses.

                    (H) Furnish, on the date that Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section H, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accounts to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

                    (I) Permit a single firm or counsel designated as Purchasers' counsel by the holders of a majority in interest of the Registrable Securities to review the registration statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC and state authorities, and shall not file any document in a form to which such counsel reasonably objects.

                    (J) Cause the Company's officers, directors and independent certified public accounts to supply all information reasonably requested by a representative of any holder of Registrable Securities, and any attorney or accountant retained by such holder, in connection with such registration; provided, however, that such representatives, attorneys or accountants shall, at the request of the Company, enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information.

              (ix) Cause all Registrable Securities registered hereunder to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed.

         6.2 Transfer of Shares and Warrants After Registration. Each Purchaser agrees that it will not effect any disposition of the Shares and Warrants that would constitute a sale within the meaning of the Securities Act except as contemplated in a Registration Statement or as otherwise in compliance with applicable securities laws and, to the extent required under the Act, that it will promptly notify the Company of any material changes in the information set forth in a Registration Statement regarding the Purchasers or their plan of distribution. The Company agrees to notify each Purchaser whose Registrable Securities are registered on a Registration Statement and its agent at any time when a prospectus relating to any Registrable Securities covered by such Registration Statement is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and to promptly file such amendments and supplements as may be necessary so that, as thereafter delivered to such Purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and use commercially reasonable efforts to cause each such amendment and supplement to become effective.

         6.3 Indemnification and Contribution. For the purpose of this Section 6.3, the term "Selling Stockholder" shall include each Purchaser, its officers, directors, and/or trustees and any affiliate or controlling person of such Purchaser or any permitted assign hereunder; and the term "untrue statement" shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in a Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and any violation or alleged violation of the Act, the Exchange Act, any state securities law or rules and regulations thereunder.

              (i) The Company agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any breach of the representations set forth in Section 4 hereof by the Company, or any untrue statement of a material fact by the Company contained in a Registration Statement or otherwise, or arise out of any failure by the Company to fulfill any agreement, covenant or undertaking contained in this Agreement or included in a Registration Statement, and the Company will reimburse such Selling Stockholder for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case if such loss, claim, damage or liability arises out of, or is based upon, (i) an untrue statement made in a Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of a Registration Statement (which shall be deemed to include the information set forth in the Registration Statement Questionnaire and in the plan of distribution section of the prospectus), (ii) the failure of such Selling Stockholder to comply with the covenants and agreements contained herein respecting transfer or sale of the Shares and Warrants, including, but not limited to, each Purchaser's covenant in
         Section 5.2 hereof to comply with the prospectus delivery requirements under the Securities Act, or (iii) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchasers prior to the pertinent sale or sales by the Purchasers. The Company shall also not be liable for amounts paid in settlement of any loss, claim, damage or liability if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed.

              (ii) Each Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any breach of the representations set forth in
         Section 5 hereof by such Purchaser, or any failure by such Purchaser to comply with the covenants and agreements contained herein relating to transfer or sale of the Shares and Warrants, including, but not limited to, such Purchaser's covenant in Section 5.2 hereof to comply with the prospectus delivery requirements under the Securities Act, or any untrue statement of a material fact contained in a Registration Statement if such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of such Purchaser specifically for use in a Registration Statement. Each such Purchaser will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. Each Purchaser agrees that the information regarding such Purchaser or its officers, directors and affiliates and their intended plan of distribution of the Conversion Shares set forth in a Registration Statement questionnaire, the form of which is attached as Appendix I, or included from time to time in a Registration Statement (including without limitation the plan of distribution section of such Registration Statement) shall be deemed to be written information furnished to the Company by or on behalf of such Purchaser specifically for use in preparation of a Registration Statement. The foregoing indemnification shall be limited in amount to the aggregate purchase price paid by such Purchaser hereunder. Each Purchaser shall also not be liable for amounts paid in settlement of any loss, claim, damage or liability if such settlement is effected without the prior written consent of such Purchaser, which consent shall not be unreasonably withheld or delayed.

              (iii) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 6.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action; provided, however, that any failure by an indemnified person to notify an indemnifying person shall not relieve the indemnifying person from its obligations hereunder except to the extent that the indemnifying person is prejudiced thereby. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent it shall wish, to assume and control the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnifying person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided further, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel for all indemnified parties hereunder.

              (iv) If the indemnification provided for in this Section 6.3 from the indemnifying person would be applicable by its terms but is otherwise unavailable, as determined by a court of applicable jurisdiction, to an indemnified person hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying person, in lieu of indemnifying such indemnified person, shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying person and indemnified persons in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying person and indemnified persons shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying person or indemnified persons, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in this Section 6.3, any reasonable legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

              (v) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.3 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this
         Section 6.3, the Purchasers shall not be required to contribute any amount in excess of the dollar amount of the proceeds received by the Purchasers upon the sale of the Conversion Shares, giving rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

              (vi)  The indemnification and contribution provided in this
         Section 6.3 shall be in addition to any other rights and remedies available at law or in equity.

     7. Compliance. With a view to making available to the Purchasers the benefits of Rule 144 promulgated under the Securities Act, the Company agrees:

         7.1 so long as the Purchasers or any subsequent holder(s) of the Shares, the Warrants or the Conversion Shares own the Shares, the Warrants or the Conversion Shares, promptly upon request, to furnish to such owner such information as may be reasonably necessary to cooperate with such owner to permit such owner to sell the Conversion Shares pursuant to Rule 144 without registration; and

         7.2 if at any time the Company is not required to file reports with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act, to use commercially reasonable efforts to, upon the request of the Purchasers or any subsequent holder(s) of any of the Shares, the Warrants or the Conversion Shares, to make publicly available other information so long as is necessary to permit publication by brokers and dealers of quotations for the Common Stock and sales of the Conversion Shares in accordance with Rule 15c2-11 under the Exchange Act.

     8.  Right of First Offer To Subscribe To New Issuances.

         8.1  General.

              (i) Upon the Closing, the Company hereby grants to each of the Purchasers the right of first offer to purchase such Purchaser's pro rata share ("Pro Rata Share") of New Securities (as defined in Section 8.1(ii)) that the Company may, from time to time, propose to sell and issue. Such Purchaser's Pro Rata Share, for purposes of this right of first offer, is the ratio that the number of shares of Common Stock (assuming conversion of all Series C Preferred Stock, the Warrants and all other securities convertible directly or indirectly into Common Stock but not including options to acquire Common Stock) held by such Purchaser bears to the total number of shares of Common Stock outstanding immediately prior to the time of issuance of such New Securities (assuming conversion into Common Stock of all outstanding Preferred Stock and any other securities convertible directly or indirectly into Common Stock but not including options to acquire Common Stock). This right of first offer shall be subject to the following provisions:

              (ii) Certain Definitions. For purposes of this Section 8.2(ii), "New Securities" shall mean any Common Stock or any Preferred Stock of the Company, whether or not now authorized, and any rights, options, or warrants to purchase said Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible into or exchangeable for Common Stock or Preferred Stock; provided, however, that "New Securities" does not include (i) securities issuable upon conversion of or with respect to the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock or upon conversion of or with respect to any other Preferred Stock subsequently issued;
(ii) securities offered to the public pursuant to a registration statement filed under the Securities Act, provided that the Company shall use reasonable efforts, subject to applicable law, to allow Purchasers to participate in such offerings as if these were New Securities; (iii) securities issued pursuant to the acquisition of another unaffiliated corporation by the Company by merger, purchase of substantially all of the assets, or other reorganization whereby the Company owns not less than 50% of the voting power of the surviving corporation;
(iv) shares of the Company's Common Stock (or related options or warrants) issued to employees, officers, directors, consultants, or other persons performing services for the Company (including, but not by way of limitation, distributors and sales representatives) pursuant to the Company's 1992 Stock Option Plan, 1998 Equity Compensation Plan or any other stock offering, plan, or arrangement approved by the Board of Directors of the Company; (v) securities issued in good faith pursuant to or in connection with any corporate partnership, joint venture or licensing arrangement with a non-affiliate or in connection with an unaffiliated equipment lease financing or bank debt into which the Company may enter; (vi) shares of the Company's Common Stock or Preferred Stock issued in connection with any stock split, stock dividend, or recapitalization by the Company; or (vii) securities issued pursuant to rights, options, warrants or agreements which are outstanding as of the date hereof.

              (iii) Mechanics of Right.

                    (1) Notices; Pro Rata Rights. In the event that the Company proposes to issue New Securities, it shall give each such Purchaser written notice (the "First Notice") of its intention, describing the type of New Securities, the price, and the general terms upon which the Company proposes to issue the same. Within 3 days after receipt of the First Notice, each Purchaser shall give the Company written notice (the "Purchaser Notice") of its intention to purchase or obtain, at the price and on the terms specified in the First Notice, a number of shares equal to or less than its Pro Rata Share of the New Securities. In addition, each Purchaser Notice shall state whether a Purchaser wishes to purchase more than its Pro Rata Share of the New Securities. The Company shall promptly give written notice to each Purchaser that purchases its Pro Rata Share of the New Securities (a "Fully-Exercising Purchaser") of the amount of New Securities, if any, that other Purchasers do not elect to purchase in response to the First Notice (the "Second Notice"). Each Fully-Exercising Purchaser shall notify the Company within 24 hours of receipt of the Second Notice if it would like to purchase any of the unsubscribed shares and indicate the maximum number of unsubscribed shares it would like to purchase. The Company shall inform the Fully-Exercising Purchasers of the total number of unsubscribed shares available and provide the Fully-Exercising Purchasers with an allocation of the unsubscribed shares based on the number of shares of Common Stock (assuming conversion of all Preferred Stock into Common Stock) held by each Fully-Exercising Purchaser.

                    (2) Company Right. To the extent that Purchasers fail to exercise in full the right of first offer as provided in Section 8.1(i)(1) hereof, the Company shall have 120 days thereafter to sell (or enter into an agreement pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within said 120-day period) the New Securities respecting which the Purchasers' rights were not exercised, at a price and upon general terms no more favorable to the purchasers thereof than specified in the Company's notice. In the event the Company has not sold the New Securities within said 120-day period (or sold and issued New Securities in accordance with the foregoing within 120 days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities, without first offering such securities to the Purchasers in the manner provided above.

                    (3) No Impairment. A Purchaser's failure to exercise this right of first offer on any issuance of New Securities shall not adversely affect the Purchaser's right of first offer to purchase subsequent issuances of New Securities.

              (iv)  Termination. The rights of first offer under this Section
8.1 shall not apply to and shall terminate as to each Purchaser upon the conversion of such Purchaser's Series C Preferred Stock into Common Stock or redemption of such Purchaser's Series C Preferred Stock by the Company.

              (v)   Assignment. The right of first offer granted under this
Section 8.1 is nonassignable except to a successor to a Purchaser.

     9.  Miscellaneous.

         9.1 Governing Law. This Agreement shall be governed in all respects by the laws of the Commonwealth of Pennsylvania as such laws are applied to agreements between Pennsylvania residents entered into and performed entirely in Pennsylvania and without regard to conflicts of law.

         9.2 Survival of Warranties. The representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive until one year following the execution of this Agreement, the payment of the aggregate purchase price and the delivery of Series C-1 and C-2 Certificates and the Warrants.

         9.3 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto (specifically including successors in interest to the Shares and Warrants).

         9.4 Entire Agreement; Amendments. This Agreement sets forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as contained herein. This Agreement may not be changed orally but only by an agreement in writing, duly executed by or on behalf of the party or parties against whom enforcement of any waiver, change, modification, consent or discharge is sought.

         9.5 Notices, Etc. All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by facsimile, overnight delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed if to the Company, to:

                    Genaera Corporation
                    5110 Campus Drive
                    Plymouth Meeting, PA 19462
                    Attention: Roy C. Levitt, M.D.
                    Facsimile: (610) 941-5399

                    with a copy so mailed to:

                    Dechert LLP
                    1717 Arch Street
                    Philadelphia, Pennsylvania 19103
                    Attention: James A. Lebovitz
                    Facsimile: (215) 994-2222

                    if to a Purchaser, to the address(es) specified on the signature page of this Agreement for such Purchaser, or to such other person at such other place as the parties shall designate to the others in writing.

         9.6 Severability of this Agreement. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceable of the remaining provisions shall not in any way be affected or impaired thereby.

         9.7 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         9.8 Costs and Attorneys' Fees. Subject to Section 6.3 of this Agreement, in the event that any action, suit, or other proceeding is instituted concerning or arising out of this Agreement or the Warrants, the prevailing party shall recover all of such party's costs, and reasonable attorneys' fees incurred by each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom.

         9.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.


                                   GENAERA CORPORATION


                                   By: /s/ Roy C. Levitt
                                       -----------------
                                   Name:  Roy C. Levitt, M.D.
                                   Title: President and Chief Executive Officer


                                   Biotechnology Value Fund LP
                                   BVF Partners LP, General Partner
                                   BVF Inc., General Partners

                                   By: /s/ Mark Lampert
                                       ----------------
                                   Name:  Mark Lampert
                                   Title: President
                                   Address:


                                   Biotechnology Value Fund II LP
                                   BVF Partners LP, General Partner
                                   BVF Inc., General Partners

                                   By: /s/ Mark Lampert
                                       ----------------
                                   Name:  Mark Lampert
                                   Title: President
                                   Address:

                                   Investment 10, LLC
                                   BVF Partners LP, its attorney-in-fact
                                   BVF Inc., its General Partner

                                   By: /s/ Mark Lampert
                                       ----------------
                                   Name:  Mark Lampert
                                   Title: President
                                   Address:


                                   BVF Investments LLC
                                   BVF Partners LP, Manager
                                   BVF Inc., its General Partner

                                   By: /s/ Mark Lampert
                                       ----------------
                                   Name:  Mark Lampert
                                   Title: President
                                   Address:


                                   Ziff Asset Management, L.P.
                                   By: PBK Holdings, Inc., its General Partner

                                   By: /s/ Frederick H. Fogel
                                       ----------------------
                                   Name:  Frederick H. Fogel
                                   Title: Vice President
                                   Address: